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                                   EXHIBIT 16



                  [Letterhead of McKennon Wilson & Morgan LLP]



Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K/A of Force 10 Trading, Inc. (formerly Petrex Corporation) dated May 16, 2002.

Sincerely,

/s/ McKennon Wilson & Morgan LLP

McKennon Wilson & Morgan LLP
Irvine, California
June 13, 2002